EX-28.g.1.h

AMENDMENT TO GLOBAL CUSTODY AGREEMENT

This Amendment, dated May 17, 2017 (the “Amendment”), between NATIONWIDE VARIABLE INSURANCE TRUST, successor in interest to GARTMORE VARIABLE INSURANCE TRUST (the “Customer”), and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION (the “Bank”) amends the Global Custody Agreement dated April 4, 2003, as amended (the “Custody Agreement”), between the Customer and the Bank.

W I T N E S S E T H:

WHEREAS Bank and Customer entered into the Agreement pursuant to which the Bank provides custody and related services to each Fund as more fully described therein; and

WHEREAS, in accordance with the Agreement, Bank and Customer, on behalf of each Fund, now wish to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereby agree as follows:

1.	Definitions. Terms defined in the Agreement shall, save to the extent that the context otherwise requires, bear the same respective meanings in this Amendment.

2.	Amendments. The Agreement shall be amended as follows:

a.	The Agreement is amended to incorporate the Fund List, which is attached to this Amendment and any reference to the Fund List in the Agreement shall mean the Fund List as attached to this Amendment, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with the Agreement.

b.	Save as varied by this Amendment, the Agreement is confirmed and shall remain in full force and effect.

3.	Representations. Each party represents to the other party that all representations contained in the Agreement are true and accurate as of the date of this Amendment, and that such representations are deemed to be given or repeated by each party, as the case may be, on the date of this Amendment.

4.	Entire Agreement. This Amendment and the Agreement and any documents referred to in each of them, constitutes the whole agreement between the parties relating to their subject matter and supersedes and extinguishes any other drafts, agreements, undertakings, representations, warranties and arrangements of any nature, whether in writing or oral, relating to such subject matter. If any of the provisions of this Amendment are inconsistent with or in conflict with any of the provisions of the Agreement, then, to the extent of any such inconsistency or conflict, the provisions of this Amendment shall prevail.

5.	Counterparts. This Amendment may be executed in several counterparts each of which will be deemed to be an original and together will constitute one and the same agreement.

6.	Law and Jurisdiction. This Amendment will be construed, regulated, and administered under the laws of the United States or State of New York, as applicable, without regard to New York’s principles regarding conflict of laws, except that the foregoing shall not reduce any statutory right to choose New York law or forum.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:	/s/ Anna Marie Calla Minniti
Name: Anna Marie Calla Minniti
Title: Vice President

NATIONWIDE VARIABLE INSURANCE TRUST

By:	/s/ Lee T. Cummings
Name: Lee. T. Cummings
Title: SVP

FUND LIST

to

GLOBAL CUSTODY AGREEMENT

DATED APRIL 4, 2003

BETWEEN

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

AND NATIONWIDE VARIABLE INSURANCE TRUST

Effective May 17, 2017

Fund Name
American Century NVIT Multi Cap Value Fund
American Funds NVIT Asset Allocation Fund
American Funds NVIT Bond Fund
American Funds NVIT Global Growth Fund
American Funds NVIT Growth Fund
American Funds NVIT Growth-Income Fund
BlackRock NVIT Managed Global Allocation Fund
Blackrock NVIT Equity Dividend Fund Federated NVIT High Income Bond Fund
NVIT DFA Capital Appreciation Fund
NVIT DFA Moderate Fund
Neuberger Berman NVIT Multi Cap Opportunities Fund
Neuberger Berman NVIT Socially Responsible Fund
NVIT Bond Index Fund
NVIT Cardinal Aggressive Fund
NVIT Cardinal Balanced Fund
NVIT Cardinal Capital Appreciation Fund
NVIT Cardinal Conservative Fund
NVIT Cardinal Moderate Fund
NVIT Cardinal Moderately Aggressive Fund
NVIT Cardinal Moderately Conservative Fund
NVIT Cardinal Managed Growth Fund
NVIT Cardinal Managed Growth & Income Fund
NVIT Core Bond Fund
NVIT Core Plus Bond Fund
NVIT Emerging Markets Fund
NVIT Government Bond Fund
NVIT International Equity Fund
NVIT International Index Fund
NVIT Investor Destinations Aggressive Fund
NVIT Investor Destinations Balanced Fund
NVIT Investor Destinations Capital Appreciation Fund
NVIT Investor Destinations Conservative Fund
NVIT Investor Destinations Moderate Fund
NVIT Investor Destinations Moderately Aggressive Fund
NVIT Investor Destinations Moderately Conservative Fund
NVIT Investor Destinations Managed Growth Fund
NVIT Investor Destinations Managed Growth & Income Fund
NVIT Large Cap Growth Fund
NVIT Managed American Funds Asset Allocation Fund

Fund Name
NVIT Managed American Funds Growth-Income Fund
NVIT Mid Cap Index Fund
NVIT Government Money Market Fund
NVIT Multi-Manager International Growth Fund
NVIT Multi-Manager International Value Fund
NVIT Multi-Manager Large Cap Growth Fund
NVIT Multi-Manager Large Cap Value Fund
NVIT Multi-Manager Mid Cap Growth Fund
NVIT Multi-Manager Mid Cap Value Fund
NVIT Multi-Manager Small Cap Growth Fund
NVIT Multi-Manager Small Cap Value Fund
NVIT Multi-Manager Small Company Fund
NVIT Multi Sector Bond Fund
NVIT Nationwide Fund
NVIT Real Estate Fund
NVIT S&P 500 Index Fund
NVIT Short Term Bond Fund
NVIT Small Cap Index Fund
Templeton NVIT International Value Fund